Exhibit 1.1

AGENUS INC.

13,725,491 Shares of Common Stock

UNDERWRITING AGREEMENT

August 10, 2011

WILLIAM BLAIR & COMPANY, L.L.C.

As Representative of the Several

Underwriters Named in Schedule A

222 West Adams Street

Chicago, Illinois 60606

Ladies and Gentlemen:

Section 1. Introductory. Agenus Inc., a Delaware corporation (the “Company”), proposes to issue and sell an aggregate of 13,725,491 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (the “Shares”) to the several underwriters named in Schedule A (the “Underwriters”), for whom you are acting as representative (the “Representative”).

You have advised the Company that the Underwriters propose to make a public offering of the Shares as soon as you deem advisable after the Pricing Agreement hereinafter defined has been executed and delivered.

Prior to the purchase and public offering of the Shares by the several Underwriters, the Company and the Representative, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the “Pricing Agreement”). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares shall be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

The Company hereby confirms its agreement with the Underwriters as follows:

Section 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

(a) Registration Statement. A registration statement on Form S-3 (File No. 333-164481), a related base prospectus (the “Base Prospectus”) and a preliminary prospectus supplement to the Base Prospectus (any such preliminary prospectus supplement, together with the Base Prospectus, a “preliminary prospectus”) with respect to the Shares have been prepared and filed with the Securities and Exchange Commission

(“Commission”) by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act;” unless otherwise indicated all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Company will prepare and file a final prospectus supplement pursuant to Rule 424(b) that discloses the information previously omitted from the preliminary prospectus in reliance upon Rule 430B. To the extent that the Representative requests in writing, there have been or will promptly be delivered to you one signed copy of such registration statement and amendments, one copy of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related Base Prospectus and preliminary prospectus or prospectuses, and final forms of prospectus for each of the Underwriters.

Such registration statement (as amended, if applicable) at the time it became effective and the prospectus constituting a part thereof (including, in each case, the information, if any, deemed to be part thereof pursuant to Rule 430B or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”)), as from time to time amended or supplemented, are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)) under the 1933 Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) (“Rule 462(b) Registration Statement”) shall be deemed to be part of the “Registration Statement” as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the “Prospectus” as defined herein, as appropriate. Any reference herein to the Registration Statement, the Base Prospectus, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act (“Form S-3”), except to the extent any information contained in such filings is deemed “furnished” in accordance with Commission rules. Any document filed by the Company after the effective date of the Registration Statement or the date of any prospectus and incorporated by reference into the Registration Statement shall be deemed to be included in the Registration Statement or such prospectus as of the date of such filing. Any document filed by the Company under the Exchange Act prior to the date hereof or during the offering period, when such document was or is filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act, and none of such documents contained or will contain, as of the date such document was or is filed with the Commission, any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Compliance with Registration Requirements. As of the time of filing of the Registration Statement or any post-effective amendment thereto, at the time it became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B), at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether by post-effective amendment, incorporated report or form of prospectus) and as of the Closing Date, the Registration Statement complied and will comply, in all material respects, with the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time of filing or the time of first use and as of the Closing Date, as defined below, complied and will comply, in all material respects, with the requirements of the 1933 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Not an Ineligible Issuer. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares offered hereby and at the date of this Agreement, the Company was not and is not an “ineligible issuer” as defined in Rule 405. The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Shares.

(d) No Suspensions. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and when the Registration Statement became effective, and at all times subsequent thereto, up to the Closing Date, the Registration Statement, including the information deemed to be part of the Registration Statement at the time specified in Rule 430B, if applicable, and the Prospectus and any amendments or supplements thereto, in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact, in the case of the Registration Statement or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Disclosure Package. As of the Applicable Time hereinafter defined, neither (x) the Issuer General Use Free Writing Prospectus(es) hereinafter defined issued at or prior to the Applicable Time, the Statutory Prospectus hereinafter defined as of the Applicable Time and the information in Schedule A to the Pricing Agreement, all being considered together (collectively, the “Disclosure Package”) nor (y) any individual Issuer Limited Use Free Writing Prospectus hereinafter defined issued at or prior to the Applicable Time, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this Section 2(e) and elsewhere in this Agreement:

“Applicable Time” means 5:45 P.M., Chicago Time, on August 10, 2011 or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) or (iii) under the 1933 Act is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the Base Prospectus, as supplemented by the preliminary prospectus supplement, relating to the Shares that are included in the Registration Statement immediately prior to such time.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in Section 5(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

Notwithstanding the foregoing, the representations and warranties of the Company set forth in this Section 2(e) shall not apply to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use in the preparation thereof.

(f) Due Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware, with the corporate power and authority to own property and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; the Company is duly qualified to do business as a foreign corporation under the applicable law of, and is in good standing as such in each jurisdiction in which it owns or leases substantial properties, has an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its consolidated subsidiaries taken as a whole (a “Material Adverse Effect”); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(g) Due Incorporation, Organization or Formation and Good Standing of the Subsidiaries. Each of the subsidiaries of the Company is listed on Exhibit 21 of the Company’s Form 10-K for the year ended December 31, 2010 (each a “Subsidiary” and collectively, the “Subsidiaries”). Each Subsidiary has been duly incorporated, organized or formed and is validly existing as a corporation, limited liability company, or limited partnership, as the case may be, and is in good standing under the laws of its place of incorporation or organization, as the case may be, with the corporate power and authority or the power and authority as a limited liability company or limited partnership, as applicable, to own property and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. Each of the Subsidiaries is duly qualified to do business as a foreign corporation or a foreign limited liability company or limited partnership, as applicable, under the applicable laws of, and is in good standing as such in, each jurisdiction in which it owns or leases substantial properties, has an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; and no proceeding of which the Company or any Subsidiary has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, except in any such case such proceeding would not result in a Material Adverse Effect.

(h) Ownership of Subsidiaries. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company owns directly or indirectly 100 percent of the issued and outstanding shares of common stock, limited liability company interests or limited partnership interests, as the case may be, of each of its Subsidiaries, free and clear of any claims, liens, encumbrances or security interests and all of such shares of common stock, limited liability company interests or limited partnership interests, as the case may be, have been duly authorized and validly issued and are fully paid.

(i) Capital Stock. The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus.

(j) Shares. The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

(k) Due Authorization and Enforceability; No Conflicts; No Consents Required. The Company has full legal right, corporate power and authority to enter into this Agreement and the Pricing Agreement and perform the transactions contemplated hereby and thereby. This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company. This Agreement and the Pricing Agreement constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 11 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws. The execution, delivery and performance by the Company of this Agreement and the Pricing Agreement and the consummation of the transactions herein and therein contemplated, including the issuance and sale of the Shares, will not (i) violate any provision of the Company’s charter or bylaws, (ii) result, except as would not have a Material Adverse Effect, in a breach or violation of any of the terms and provisions of, or constitute a default or change of control under (A) any agreement, franchise, license, indenture, mortgage, deed of trust or other instrument to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or the property of any of them may be bound or affected, or (B) any statute, rule, regulation or order applicable to the Company or any of its Subsidiaries of any foreign or domestic court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties, or any order of any court, regulatory body, administrative agency or other governmental body entered in any proceeding to which the Company or such Subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of any foreign or domestic court, regulatory body, administrative agency or other governmental body or self-regulatory agency (including, without limitation, the NASDAQ Capital Market (“Nasdaq”)) or approval of the stockholders of the Company is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters, notification of such offering to Nasdaq and clearance of such offering with the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(l) Independent Auditors. The accountants who have expressed their opinions with respect to certain of the consolidated financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are an independent registered public accounting firm as required by the 1933 Act and the Exchange Act, and, to the knowledge of the Company, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(m) Financial Statements. The consolidated financial statements of the Company together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein. There are no other financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package and the Prospectus; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Commission’s rules and regulations), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Commission, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measure

(n) Legal Proceedings. There are no legal or governmental proceedings concluded, pending or, to the knowledge of the Company or its Subsidiaries, threatened or contemplated to which the Company or any of its Subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq), except (i) as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) any such proceeding, which if resolved adversely to the Company or its Subsidiaries, would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect, (iii) any such proceeding that would not prevent or materially and adversely affect the ability of the Company and its Subsidiaries to consummate the transactions contemplated hereby, or (iv) any such proceeding that questions the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

(o) No Violation. Neither the Company nor its Subsidiaries is or has been in breach or violation of or in default (nor, to the knowledge of the Company or any of its Subsidiaries, has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its certificate of incorporation, bylaws or other governing documents, (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, franchise permit, contract or other agreement or instrument to which the Company or any its Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its Subsidiaries, or any of their respective properties (including, without limitation, those administered by the United States Food and Drug Administration (the “FDA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those performed by the FDA); except, with respect to clauses (ii) and (iii) above, to the extent any such breach, violation or default would not result in a Material Adverse Effect.

(p) No Registration Rights. There are no holders of securities of the Company having rights to registration thereof or preemptive or other similar rights to purchase Common Stock in connection with the offering and sale of the Shares. The issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights or any restriction upon the voting or transfers thereof pursuant to applicable law or the Company’s certificate of incorporation, bylaws or governing documents or any agreement to which the Company is a party or by which it is bound. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Registration Statement, Disclosure Package and the Prospectus.

(q) Good Title to Property. The Company and each of its Subsidiaries have good and marketable title to all real and personal properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), except any personal property disposed of in the ordinary course of business, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or that are not material to the Company and its Subsidiaries taken as a whole. The Company and each of its

Subsidiaries hold their respective leased properties that are material to the Company and its Subsidiaries taken as a whole under valid and binding leases.

(r) No Price Stabilization. The Company has not taken and will not take any action designed to or which has constituted or which could reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(s) Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and except as contemplated by the Registration Statement, the Disclosure Package and the Prospectus, the Company and its Subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business and there has not occurred any Material Adverse Effect nor any material change in the capital stock, short-term debt or long-term debt of the Company, or any issue of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants or exercises of stock options under the Company’s stock incentive plans and sales pursuant to the At-the-Market Sales Agreement disclosed in the Disclosure Package and the Prospectus). There has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or any repurchase or redemption by the Company of any class of capital stock.

(t) Material Documents. There is no material document of a character, including without limitation, any material agreement of the Company, required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(u) Intellectual Property Rights. The Company and its Subsidiaries own, possess, license or have other adequate rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s and each of its Subsidiary’s business as now conducted (collectively, the “Intellectual Property”), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not result in a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus and in the final sentence to this clause: (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company or its Subsidiaries; (b) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries; (c) the company is not aware of any defects in the preparation and filing of any of material patent applications, as listed in Exhibit E, within the Intellectual Property; (d) to the Company’s knowledge the material patent applications, as listed in Exhibit E, within the Intellectual Property are being prosecuted so as to avoid the abandonment thereof; (e) to the Company’s knowledge the material patents, as listed in Exhibit E, within the Intellectual Property are being maintained and the required maintenance fees (if any) are being paid; (f) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; (g) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope or enforceability of any such Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; and (h) there is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company’s or any of its Subsidiaries’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and its Subsidiaries are unaware of any other fact which would form a reasonable basis for any such claim. To the Company’s knowledge, no opposition filings or invalidation filings have been submitted in connection with any of the Company’s patents and patent applications in any jurisdiction where the Company has applied for, or received, a patent.

(v) Tests and Preclinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company or any of its Subsidiaries that are described in the Disclosure Package and the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to an Institutional Review Board, the FDA or any foreign government exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company or any of its Subsidiaries, and the results thereof, contained in the Prospectus are accurate and complete in all material respects; the Company and its Subsidiaries are not aware of any other studies, or tests or preclinical and clinical trials, the results of which reasonably call into question the results described or referred to in the Disclosure Package and the Prospectus; and the Company or its Subsidiaries have not received any notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, which termination, suspension, modification or clinical hold would reasonably be expected to have a Material Adverse Effect.

(w) Company Patent Applications. To the knowledge of the Company, the Company and each of its Subsidiaries have duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all material patent applications as listed on Exhibit E and owned by the Company or any of its Subsidiaries (the “Company Patent Applications”). To the knowledge of the Company, the Company and each of its Subsidiaries have complied with the PTO’s duty of candor and disclosure for all patent applications owned by the Company or any of its Subsidiaries and have made no material misrepresentation therein. To the knowledge of the Company and its Subsidiaries, except as disclosed in the Prospectus, the Company Patent Applications disclose patentable subject matters, and the Company and its Subsidiaries have not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company and its Subsidiaries that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents invalid or unenforceable. To the Company’s and its Subsidiaries’ knowledge, except as disclosed in the Prospectus, no third party possesses rights to the Company’s Intellectual Property, that, if exercised, could enable such party to develop products competitive to those the Company and its Subsidiaries intends to develop as described in each of the Prospectus.

(x) Environmental Laws. Except as disclosed in the Prospectus or as would not have a Material Adverse Effect, (i) the Company (x) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) has received and is in compliance with all permits, licenses, certificates or other authorizations or approvals required under applicable Environmental Laws to conduct its business; and (z) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company.

(y) Conduct of the Business. The conduct of the business of the Company and each of its Subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect. The Company and its Subsidiaries have not received any notice from any third party regarding any actual, alleged or potential violation of any legal requirement applicable to the business of the Company and its Subsidiaries, except where such violation would not have a Material Adverse Effect.

(z) Certificates and Authorizations. The Company and its Subsidiaries possess such valid and current licenses, certificates, authorizations, or permits issued by appropriate foreign and domestic state and federal regulatory agencies or bodies necessary to conduct the business now operated by them including, without limitation, all such certificates, authorizations and permits required by the FDA or any other state, federal or foreign agency or body engaged in the regulation of pharmaceuticals or biohazardous materials, except where such failure to possess any such valid and current license, certificate, authorization or permit would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, if determined adversely to the Company or its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(aa) Enforcement Actions. There is no actual or, to the knowledge of the Company, threatened, enforcement action or investigation by the FDA or any other governmental authority that has jurisdiction over the Company, and the Company has received no notice of any pending or threatened claim or investigation against the Company that would provide a legal basis for any enforcement action, and the Company has no reason to believe that any governmental authority is considering such action.

(bb) Debarment or Exclusions. To the knowledge of the Company, the Company has not used in an any capacity the services of any individual or entity debarred or excluded, or has engaged in any conduct that has resulted or would reasonably be expected to result in debarment or exclusion, under 21 U.S.C. § 335a(a), 42 U.S.C. § 1320a-7, or any equivalent or similar applicable industry laws.

(cc) Offers and Sales. All offers and sales of the Company’s capital stock prior to the date hereof were either (i) made pursuant to a registration statement filed by the Company with the Commission under the 1933 Act or (ii) at all relevant times exempt from the registration requirements of the 1933 Act and, in each case, all such offers and sales during the twelve months prior to the date hereof were duly registered with or the subject of an available exemption from the registration requirements of the applicable state and local securities or blue sky laws.

(dd) Taxes. The Company has filed all necessary federal and state income and franchise tax returns that were required to be filed prior to the date hereof, after taking into account all applicable extensions obtained, and has paid all taxes shown as due thereon and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets, in each case that would have a Material Adverse Effect.

(ee) Listing on Nasdaq Capital Markets. A registration statement pursuant to Section 12(b) of the Exchange Act to register the Common Stock thereunder has been declared effective by the Commission pursuant to the Exchange Act, and the Common Stock is duly registered thereunder. The Shares are listed on the Nasdaq. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company has complied in all material respects with the applicable requirements of the Nasdaq for maintenance of listing of the Common Stock thereon.

(ff) Disclosure Controls. The Company has established, maintains and evaluates “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures (to the extent applicable) in preparing and evaluating the disclosures relating to the Company included in the Registration Statement, the Disclosure Package and the Prospectus. There are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data to management and the Board of Directors. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(gg) Internal Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) Investment Company. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the net proceeds from the sale of the Shares, will not be an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended (“Investment Company Act”).

(ii) No Affiliate Transactions. No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

(jj) Audit Committee. The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 5605(c)(2) of the Nasdaq Marketplace Rules (the “Nasdaq Rules”), and the board of directors or the audit committee has adopted a charter that satisfies the requirements of Rule 5605(c)(1) of the Nasdaq Rules.

(kk) Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary for companies of their size in the industries in which they are engaged. All policies of insurance and fidelity or surety bonds insuring the Company, its Subsidiaries and their respective businesses, assets, employees, officers and directors, are in full force and effect; and the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects.

(ll) Sarbanes-Oxley Compliance. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder.

(mm) No Labor Disputes. None of the Company and its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers and has not received notice from any of its executive officers that such officer does not intend to remain in the employment of the Company.

(nn) ERISA. Except in each case as would not, individually or in the aggregate, have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(oo) No Unlawful Contributions or Other Payments. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(pp) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq) OFAC. None of the Company or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr) Brokers. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ss) Forward Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt) Statistical or Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

Section 3. Representations and Warranties of the Underwriters.

The Underwriters, severally and not jointly, represent and warrant to the Company that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) in paragraphs 3, 12 and 13 under “Underwriting” in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects. William Blair & Company, L.L.C. is acting as Representative for the several Underwriters in connection with this offering and any action under or in respect of this Agreement taken by William Blair & Company, L.L.C. will be binding upon all the Underwriters.

Section 4. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company, the Shares at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Shares set forth opposite the name such Underwriter in Schedule A. The public offering price and the purchase price shall be set forth in the Pricing Agreement.

Delivery of and payment for the Shares shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “Closing Date.” Delivery of the Shares shall be made to the Representative for the account of each Underwriter against payment by the Underwriters through the Representative of the aggregate purchase price of the Shares by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Shares through the facilities of DTC unless the Representative shall otherwise instruct.

You have advised the Company that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to acknowledge receipt therefor. You, individually and not as the Representative of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

Section 5. Covenants of the Company. The Company covenants and agrees that:

(a) The Company will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares, and will also advise you promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

(b) The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the

Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)) and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

(c) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

(d) If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development of which the Company is aware and as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Neither the Company nor any of its Subsidiaries will acquire any capital stock of the Company prior to the Closing Date nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the Closing Date, except in either case as contemplated by the Prospectus.

(f) As soon as practicable after the Effective Date, but not later than the date on which the Company would be required to file its report under the Exchange Act containing such information, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of the final prospectus supplement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

(g) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, upon your request, the Company will furnish to the Underwriters at its expense, subject to the provisions of subsection (c) hereof, copies of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus hereinafter defined, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as the Underwriters may reasonably request, for the purposes contemplated by the 1933 Act.

(h) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

(i) Upon the request of the Representative and to the extent not publicly available on the Commission’s EDGAR database, during the period of five years hereafter, the Company will furnish you and each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or FINRA; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company that is not disseminated via the Company’s website or a national news service; and (iii) as soon as available, of each report of the Company mailed to stockholders.

(j) The Company will use the proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

(k) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430B, then promptly following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430B and Rule 424(b), copies of an amended Prospectus, or, if required by such Rule 430B, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

(l) During such period beginning on the date of this Agreement and ending on the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Shares by an Underwriter or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), the Company will comply with all registration, filing and reporting requirements of the Exchange Act and Nasdaq, and the Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(m) During the Prospectus Delivery Period, the Company will maintain such controls and other procedures, including without limitation those required by the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, and to ensure that material information relating to the Company, including its Subsidiaries, is made known to them by others within those entities.

(n) During the Prospectus Delivery Period, the Company and its Subsidiaries will maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o) The Company agrees not to, directly or indirectly, (i) offer, sell (including “short” selling), assign, transfer, encumber, pledge, contract to sell, grant an option to purchase, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock or securities convertible or exchangeable into, or exercisable for, Common Stock; or (ii) enter any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (except, in each case, (A) Common Stock sold pursuant to this Agreement, (B) Common Stock issued pursuant to the exercise of currently outstanding stock options or the grant of restricted stock to employees of the Company other than executive officers in the ordinary course of business consistent with past practice, including in connection with the hiring of employees, in each case under the Company’s existing stock option plans, (C) Common Stock issued upon conversion of currently outstanding convertible securities or (D)

options granted to executive officers and employees of the Company, including in connection with the hiring of employees, pursuant to existing stock option plans) without the prior written consent of the Representative for a period of 60 days (the “Lock-Up Period”) after the date of this Agreement; provided, however, that, for so long as NASD Rule 2711 or any similar or successor rule is in effect, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in either case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension. Notwithstanding the foregoing, no option granted during the Lock-Up Period will be vested upon grant or vest during the Lock-Up Period.

Section 6. Covenants of the Company and the Underwriters. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representative or by the Company and the Representative, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record-keeping.

Section 7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the obligations of the Company hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company’s independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution (including electronic delivery) of the Registration Statement, each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and a blue sky memorandum, (ii) all reasonable third-party costs, fees and expenses (including reasonable legal fees and disbursements of outside legal counsel for the Underwriters) not to exceed, without the Company’s prior consent, $75,000; (iii) all fees and expenses of the Company’s transfer agent, printing of the certificates for the

Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the Underwriters; and (iv) all reasonable costs, fees and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation contained in the second paragraph of Section 2(c).

Section 8. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Shares on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the Closing Date to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

(p) The Registration Statement shall be in effect and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430B, the information concerning the public offering price of the Shares and price-related information, and such other information omitted from the Prospectus in reliance on Rule 430B, shall have been transmitted to the Commission for filing pursuant to Rule 424(b) in the manner and within the prescribed time period (without reliance on Rule 424(b)(8)) and the Company will provide evidence satisfactory to the Representative of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430B and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

(q) The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representative in writing.

(r) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement, the Disclosure Package, any Issuer Limited Use Free Writing Prospectus and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

(s) You shall not have advised the Company that the Registration Statement, the Disclosure Package, any Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(t) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any Material Adverse Effect, which, in the judgment of the Representative, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

(u) There shall have been furnished to the Underwriters on the Closing Date except as otherwise expressly provided below:

(i) An opinion and negative assurance letter of Choate, Hall & Stewart, LLP, counsel for the Company, addressed to the Underwriters and dated the Closing Date in form and substance reasonably acceptable to the Underwriters, as set forth in Exhibit B.

(ii) An opinion of Wolf, Greenfield & Sacks, P.C., the Company’s intellectual property counsel, addressed to the Underwriters and dated the Closing Date in form and substance reasonably acceptable to the Underwriters, as set forth in Exhibit C.

(iii) An opinion and negative assurance letter of Morrison & Foerster LLP, counsel for the Underwriters, dated the Closing Date with respect to the existence of the Company, the validity of the Shares, the Registration Statement, the Disclosure Package and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters.

(iv) A certificate of the chief executive officer and the principal financial officer of the Company, dated the Closing Date, to the effect that:

(1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; and

(3) subsequent to the date of the most recent financial statements included in the Registration Statement and Prospectuses, and except as set forth or contemplated in the Prospectus, (A) none of the Company and its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (B) there has not been any change that has had or would have a Material Adverse Effect or any material change in short-term debt or long-term debt of the Company and its Subsidiaries.

The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1), (2) and (3) to be set forth in said certificate.

(v) At the time the Pricing Agreement is executed and also on the Closing Date there shall be delivered to you a letter addressed to the Underwriters from KPMG LLP, an independent registered public accountant firm, the first one to be dated the date of the Pricing Agreement and the second one to be dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representative to proceed with the public offering or purchase of the Shares as contemplated hereby.

(vi) A certificate of the chief executive officer and the principal financial officer of the Company, dated the Closing Date, verifying the truth and accuracy of such statistical or financial figures regarding the Company included in the Prospectus which you may reasonably request and which have not been otherwise verified by the letters referred to in clause (iv) above, such verification to include the provision of documentary evidence supporting any such statistical or financial figure.

(vii) The “lock-up” agreements, each substantially in the form of Exhibit D, between you and each of the officers and directors of the Company set forth on Schedule C of the Company, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(viii) Such further certificates and documents as you may reasonably request.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Morrison & Foerster LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at the Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

Section 9. Reimbursement of Underwriters’ Expenses. If the sale to the Underwriters of the Shares on the Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) not to exceed, without the Company’s prior consent, $75,000, that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 7, 9 and 11 shall at all times be effective and shall apply.

Section 10. Effectiveness of Registration Statement. You and the Company will use your and its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof

Section 11. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls the any Underwriter, within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal, state or foreign law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time specified in Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter, specifically for use therein. In addition to its other obligations under this Section 11(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with Section 3 of this Agreement or any other written information furnished to the Company by such Underwriter through the Representative specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of outside counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representative in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

(d) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion, in the case of the Company, as the total price paid to the Company for the Shares by the Underwriters (net of underwriting discount but before deducting expenses) bears to, and in the case of the Underwriters, as the underwriting discount received by them bears to, the total of such amounts paid to the Company and received by the Underwriters as underwriting discount, in each case as contemplated by the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11(d) are several in proportion to their respective underwriting commitments and not joint.

(e) The provisions of this Section 11 shall survive any termination of this Agreement.

Section 12. Default of Underwriters. It shall be a condition to this Agreement and obligation of the Company to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each Underwriter shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representative of all such Shares in accordance with the terms hereof. If any Underwriter defaults in its obligations to purchase Shares hereunder on the Closing Date and the aggregate number of Shares which the defaulting Underwriter agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the defaulting Underwriter is obligated to purchase on the Closing Date, then the Representative (or, if the Representative is in default, the non-defaulting Underwriters) may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which the defaulting Underwriter agreed to but failed to purchase on such date. If any Underwriter so defaults and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representative (or, if the Representative is in default, the non-defaulting Underwriters) and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

In the event that Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representative (or, if the Representative is in default, the non-defaulting Underwriters) or the Company shall have the right to postpone the Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

Section 13. Effective Date. This Agreement shall become effective immediately as to Sections 7, 9, 11 and 14 and as to all other provisions at 10:00 A.M., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company or by release of any Shares for sale to the public. For the purposes of this Section 13, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of written communications (i) advising the Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

Section 14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

(a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company.

(b) This Agreement may also be terminated by you prior to the Closing Date if (i) trading in securities on the New York Stock Exchange or Nasdaq shall have been suspended or minimum prices shall have been established on such exchange or market, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any material adverse change in financial markets or any material adverse change in political, economic or financial conditions which, in the opinion of the Representative, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power or terrorist organization which in the opinion of the Representative makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of the any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof).

Section 15. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, and will survive delivery of and payment for the Shares sold hereunder.

Section 16. Notices. All communications hereunder will be in writing and, if sent to the Representative will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Anna T. Pinedo, c/o Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10016; if sent to the Company will be mailed or delivered and confirmed to the Legal Department of the Company at its corporate headquarters, 3

Forbes Road, Lexington, Massachusetts 02421, with a copy to William B. Asher, Jr., c/o Choate Hall & Stewart, LLP, Two International Place, Boston, Massachusetts 02110.

Section 17. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Shares contemplated by this Agreement and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 18. Successors. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any Underwriter merely by reason of such purchase.

Section 19. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof, and the parties shall engage in good faith negotiations to amend this Agreement to replace any such invalid or unenforceable section, paragraph or provision with a new section, paragraph or provision which closely aligns with the initial intention of the parties hereto.

Section 20. Applicable Law. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriters including you, all in accordance with its terms.

Very truly yours,

AGENUS INC.

By:	/s/ Garo H. Armen, PhD.
Name: Garo H. Armen, PhD.
Title: Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.

Acting as Representative of the several Underwriters named in Schedule A.

By:	/S/ MARINA BOZILENKO
Name: Marina Bozilenko
Title: Managing Director

SCHEDULE A

Underwriters	Number of Shares to be Purchased

William Blair & Company, L.L.C.	11,254,903

Gleacher & Company Securities, Inc.	2,470,588

Total	13,725,491

Schedule A-1

SCHEDULE B

Issuer General Use Free Writing Prospectuses

[None]

Schedule B-1

SCHEDULE C

Persons Delivering Lock-Up Agreements

Garo H. Armen, Ph.D.

Tom Dechaene

John Hatsopoulos

Wadih Jordan

Hyam I. Levitsky, M.D.

Timothy Rothwell

Timothy R. Wright

Brian Corvese

Shalini Sharp

Karen H. Valentine

Kerry A. Wentworth

Christine M. Klaskin

Schedule C-1

EXHIBIT A

AGENUS INC.

13,725,491 Shares of Common Stock

PRICING AGREEMENT

August 10, 2011

William Blair & Company, L.L.C.

As Representative of the Several Underwriters

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated August 10, 2011 (the “Underwriting Agreement”) relating to the sale by the Company, and the purchase by the several Underwriters for whom William Blair & Company, L.L.C. is acting as representative (the “Representative”), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

Pursuant to Section 4 of the Underwriting Agreement, the Company agrees with the Underwriters as follows:

1. The public offering price per share for the Shares shall be $0.51.

2. The purchase price per share for the Shares to be paid by the Underwriters shall be $0.47685, being an amount equal to the public offering price set forth above less $.03315 per share.

A-1

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriters all in accordance with its terms.

Very truly yours,

AGENUS INC.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.

Acting as Representative of the several Underwriters named in Schedule A to the Underwriting Agreement.

By:
Name:
Title:

SCHEDULE A TO PRICING AGREEMENT

Pricing Information

•	Total Shares Offered: 13,725,491

•	Price to Public: $0.51

•	Underwriting Discount: $0.03315

•	Expected Settlement Date: August 16, 2011

EXHIBIT B

Opinion and negative assurance letter of Choate, Hall & Stewart, LLP

EXHIBIT C

Opinion of Wolf, Greenfield & Sacks, P.C., the Company’s intellectual property counsel

EXHIBIT D

Form of Lock-Up Agreement

August     , 2011

William Blair & Company, L.L.C.

As Representative of the Several Underwriters

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

Re: Agenus Inc. – Offering of Shares of Common Stock

Dear Sir or Madam:

The undersigned understands that you, William Blair & Company, L.L.C., as representative (“Representative”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Agenus Inc., a Delaware corporation (the “Company”), providing for the issuance and sale by the Company of an aggregate of 13,725,491 shares of common stock, par value $0.01 per share (the “Common Stock) of the Company (the “Shares”) to the Underwriters. The issuance and sale by the Company of the Shares is hereinafter referred to as the “Offering.”

In consideration of the foregoing, and in order to induce you to participate in the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter (which consent may be withheld in its sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on the date ninety (90) days after the date of the final prospectus (including the final prospectus supplement) to be used in confirming the sale of the Shares (the “Final Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (4) publicly announce an intention to effect any transaction specific in clause (1), (2) or (3) above.

Notwithstanding the foregoing, the restrictions set forth in clauses (1),(2) and (4) above shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to the laws of descent, or (iv) effected pursuant to any exchange of “underwater” options with the Company, (c) the exercise of any stock option issued pursuant to the Company’s existing stock option plans, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned, (d) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof, (e) sales of Common Stock to the Company to discharge tax withholding obligations resulting from the vesting of equity awards, or (f) the entry into any trading plan established pursuant to Rule 10b5-1 of the Exchange Act, provided that, in the case of any transfer or distribution pursuant to this clause (f), no sales or other dispositions may occur under such plan until the expiration of the Lock-Up Period, and provided further that in the case of any transfer or distribution pursuant to clause (b) or (c) above, no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made with respect to any such transfer or distribution during the Lock-Up Period. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

For the purpose of allowing you to comply with FINRA Rule 2711(f)(4), if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the Representative waives, in writing, such extension. The Representative agrees to waive such extension if the provisions of FINRA Rule 2711(f)(4) are not applicable to the Offering.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of shares of Common Stock even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Name:

EXHIBIT E

Schedule of Material Patent Applications